Exhibit 99.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                1.             The undersigned are the Chief Financial Officer of Western Gas Resources, Inc. and a Plan Administrator of the Western Gas Resources, Inc. Retirement Plan (the “Plan”). This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the Plan’s Annual Report on Form 11-K for the year ended December 31, 2003.

                2.             We certify that such Form 11-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Form 11-K fairly represents, in all material respects, the financial condition and results of operations of the Plan.

                This Certification is executed as of June 24, 2004.

/s/ Ralph Thomas
Ralph Thomas, Plan Administrator of the Western Gas Resources, Inc. Retirement Plan

/s/ William J. Krysiak
William J. Krysiak, Executive Vice President and Chief Financial Officer

                A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.